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EXHIBIT 99.1

Supply Agreement

Table of Contents

Article 1	Effective Period Of Agreement
Article 2	Termination of Prior Agreements or Orders
Article 3	Ordering Companies
Article 4	Products
Article 5	Services
Article 6	Payment Terms
Article 7	Ordering Process
Article 8	Pricing
Article 9	Best Price
Article 10	Forecasting
Article 11	Acceptance of Orders
Article 12	Purchase Commitments
Article 13	Reductions to Purchase Commitment
Article 14	Audit
Article 15	Sales and Marketing of Products
Article 16	Delivery / Flexible Delivery Arrangements / Late Delivery
Article 17	Performance Metrics
Article 18	Executive Reviews
Article 19	Performance Review Process
Article 20	Dispute Resolution
Article 21	Assignment
Article 22	Delivery Terms / Transfer of Title and Risk of Loss
Article 23	Export Control
Article 24	Shipping
Article 25	Invoicing for Goods
Article 26	Invoicing for International Product
Article 27	Marking
Article 28	Environmental Management Systems
Article 29	Environmentally Hazardous Systems
Article 30	Product Conformance
Article 31	TL-9000
Article 32	Packing, Labeling and Serialization
Article 33	Electronic Commerce
Article 34	Electronic Funds Transfer
Article 35	Choice of Law
Article 36	Epidemic Condition
Article 37	Force Majeure
Article 38	Toxic Substances and Product Hazards
Article 39	Registration and Radiation Standards
Article 40	Identification
Article 41	Publicity
Article 42	Indemnity
Article 43	Indemnity from Shared EMS Partners
Article 44	Infringement
Article 45	Insurance
Article 46	Limitation of Liability
Article 47	Non-Exclusive Market Rights
Article 48	Notices

Article 49	Continuing Availability
Article 50	Product Changes
Article 51	Quality
Article 52	Product Conformance Reviews
Article 53	Product Documentation
Article 54	Releases Void
Article 55	Manufacturing Rights
Article 56	Warranty
Article 57	Repairs Not Covered Under Warranty
Article 58	Repair Procedures
Article 59	Training
Article 60	Severability
Article 61	Bankruptcy / Insolvency Termination
Article 62	Stranded Inventory
Article 63	Survival Of Obligations
Article 64	Taxes, Duties, and Social Insurance Contributions
Article 65	Supplier's Information
Article 66	Use of Information
Article 67	Attachments
Article 68	Entire Agreement

List of Attachments

The following attachments are hereby made part of this Agreement:

Attachment A—Products and Specifications

Attachment B—Sample Calculations

        THIS SUPPLY AGREEMENT ("Agreement") is entered into by Lucent Technologies Inc., a Delaware corporation having a principal place of business at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Company") and Andrew Corporation, a Delaware corporation with offices at 10500 West 153rd Street, Orland Park, Il 60462 ("Supplier").

        WHEREAS Company and Company's affiliated entities, as defined in the clause ORDERING COMPANIES, desire to purchase from Supplier on an as-ordered basis (subject to the minimum purchase obligations set forth in the clause PURCHASE TARGET) certain products and services ("Products and Services") further described below and,

        WHEREAS Supplier desires to sell to Company such Products and Services, as ordered from time to time by Company, in accordance with the terms and conditions set forth below.

        NOW THEREFORE, in exchange for mutually beneficial consideration, the sufficiency of which is hereby acknowledged, Company and Supplier agree as follows:

1.    EFFECTIVE PERIOD OF AGREEMENT

        The effective period of this Agreement shall commence on October 1, 2002 and shall, except as otherwise provided in this Agreement, continue in effect thereafter through September 30, 2006 ("Term"). Expiration of this Agreement shall not affect the obligations of either party to the other under Orders accepted pursuant to this Agreement prior to such expiration.

2.    TERMINATION OF PRIOR AGREEMENTS OR ORDERS

        This shall constitute a termination of the FS Corp. Supply Agreement ("FS Agreement") entered into by and between Lucent Technologies Inc. and FS Corp. dated June 1, 2001. Termination of the aforementioned FS Agreement shall not affect the obligations of either party to the other under the Orders accepted pursuant to the FS Agreement prior to such termination. Terms and conditions of the FS Agreement that should be expected to survive shall survive such termination.

3.    ORDERING COMPANIES

        Company or any affiliated corporation, partnership, or venture, both U.S. and foreign (collectively, Ordering Companies), as may be designated in writing by Company, may order under this Agreement provided such Ordering Company is found to be creditworthy pursuant to credit reporting measurements and in the reasonable opinion of Supplier. An affiliated corporation, partnership, or venture is an entity, a majority of whose voting stock or ownership interest is owned directly or indirectly by Company or who is under the control of or common control with Company. Any contract or Order issued under this Agreement will be a contractual relationship between the Ordering Company and Supplier and Supplier shall look only to the applicable Ordering Company for performance of the Ordering Company's obligations under such contract or Order.

        Company reserves the right to enable certain designated Company subcontractors or suppliers, which are not in the business of manufacturing products or equipment competitive with Products provided under this Agreement, the opportunity to purchase Products at the prices set forth in this Agreement, subject to Supplier's approval, which approval shall not be unreasonably withheld. As a result, Company may authorize in writing to Supplier and Supplier agrees in writing to sell and/or ship Products to such approved Company subcontractors or suppliers. Any Order issued by a Company subcontractor or supplier will be a contractual relationship between Supplier and such subcontractor or supplier, and Supplier shall look only to such subcontractor or supplier for performance of its respective obligations under such Order unless otherwise agreed in writing between Company and Supplier. Any purchase by Ordering Companies or Company's subcontractors or suppliers, if and when fully paid, shall be included in Company's purchase volumes for the purpose of meeting Company's Purchase Target as defined under this Agreement.

4.    PRODUCTS

        For the purpose of this Agreement, the term "Product" or "Products" shall include various power amplifiers that are included in Attachment A, and any additional products that the parties may, in the future, agree in writing that Supplier shall provide to Company in accordance with the terms and conditions of this Agreement. Products listed in Attachment A are categorized as follows:

    Limited General Availability—products that are nearing the end of -their availability to the market or life and may be available in limited quantities or at extended, mutually agreed upon lead times.

    General Availability—products that are commercially available to Company.

    Pre-General Availability- products currently in design, but not yet Generally Available.

        Products shall be identified by Company's part number ("Comcode") and manufactured in accordance with the current Product Specifications which shall be identified and incorporated into the respective Orders.

        Specifications ("Specifications") covering the Products described in Attachment A are made a part of this Agreement and incorporated in this Agreement by reference. A list of current Product Specifications is included in Attachment A. Company agrees to provide Supplier with all Specifications reasonably necessary and in sufficient detail for Supplier to fulfill its obligations to provide Product under this Agreement. Supplier agrees to provide to Company the technical or commercial specifications that define the Product's functional performance as developed by Supplier upon Company's request.

5.    SERVICES

        Unless otherwise agreed to between the parties in writing, for the purposes of this Agreement, the term "Service" or "Services" may include, but shall not be limited to, out-of-Warranty repair, prototyping, distribution or other services as Company may request and Supplier may provide, from time to time, that may be described in more detail in various statements of work ("SOWs") or Orders. Unless otherwise agreed to in writing between the parties, Supplier shall perform all Services in accordance with the terms and conditions set forth in this Agreement and/or the applicable SOW or Order. Service fees shall be charged at a mutually agreed upon price.

        Company may contract with Supplier, on mutually agreeable terms and conditions, to provide current engineering and repair service and return (RS&R) support Services for mature and/or end-of-life Products that may not be manufactured by Supplier.

6.    PAYMENT TERMS

        Net 45 Days.

7.    ORDERING PROCESS

        Company will place purchase orders or blanket orders ("Orders") for Product indicating product by comcode and description, quantity, price, required delivery dates, relevant product specification and version, and any other relevant information. For blanket orders, Company will issue a release to ship Product against the blanket order ("Ship Action") which will specify the quantity to be shipped and the required delivery date. All Orders, including Ship Actions, are subject to the applicable lead times agreed to between the parties.

8.    PRICING

        Prices for Products and Services purchased under this Agreement shall be established through an RFQ process or by mutual agreement of the parties. Prices set forth in Attachment A are fixed, but are subject to revisions based on mutual agreement of the parties; which could include, but are not limited to changes in market conditions, changes in requirements, or changes in Supplier's costs.

9.    BEST PRICE

        If at any time during the term of this Agreement Supplier should sell to any customer other than to affiliates or subsidiaries of Supplier, Products of at least equal or similar quality and volume under similar terms and conditions and at a price lower than that in effect under this Agreement, Company shall pay the lower of such prices on all deliveries of Products to Company which are made during the period when such lower price is in effect.

10.  FORECASTING

        Company will provide Supplier with weekly non-binding Product and volume forecasts through the use of forecasting methods agreed to between the parties. Forecasts provided by Company to Supplier do not represent a target to purchase and are for planning purposes only.

11.  ACCEPTANCE OF ORDERS

        Subject to receipt of the actual Order by Supplier, if notice of rejection of an Order is not received by Company or the applicable Ordering Company within five (5) business days from the date of the issuance thereof, such Order shall be deemed to have been accepted by Supplier.

12.  MANAGEMENT OF PURCHASE TARGETS

        During the Term, Company agrees to target a minimum dollar amount of purchases ("Dollar Target") and a percentage of Company's requirements for power amplifiers ("Percentage Target") from Supplier (collectively "Purchase Target"), as described in the table below. Purchases of all Products and Services by Company from Supplier, without exclusion, including special pricing, will apply as a dollar for dollar credit against the Purchase Target. Company agrees to provide Supplier with access to the opportunities throughout the Radio Frequency path that Supplier defines as "areas of interest" and is qualified or qualifiable to provide. For the "areas of interest", Company will provide an analysis of Company's approach to sourcing and include Supplier for consideration in Company's requirements through RFQ/I's.

Purchase Target Table

Fiscal Year	2003	2004	2005	2006
Dollar Target	$227M	$253M	$348M	—
Percentage Target of Amplifier Business	80% World-wide	80% World-wide	65% World-wide	55% World-wide

        For purposes of this Agreement, Fiscal Year shall be defined as the period of time beginning October 1 of the prior calendar year and ending September 30 of the applicable calendar year.

        If, in each of Fiscal Years 2003 and 2004 the Dollar Target is exceeded by Company, then the overage for such Fiscal Year plus an increase equal to 10% of such overage will be subtracted from the next Fiscal Year's Dollar Target amount. If in each of Fiscal Years 2003 or 2004 the Dollar Target is not achieved, then the remaining amount will be added to the following Fiscal Year's Dollar Target.

        If at the end of Fiscal Year 2005 there is any amount still remaining as it relates to the Dollar Target, then Company may either (i) pay Supplier 25% of the dollar value of the amount remaining of the Dollar Target, or (ii) establish such amount as a Dollar Target for Fiscal Year 2006 plus an increase equal to 10% of such remaining amount.

        If at the end of Fiscal Year 2006 the Dollar Target has not been reached, Company may exercise either of the following three options i) compensate Supplier with 25% of the value of the amount remaining in the Dollar Target or ii) extend the Term of this Agreement for one additional twelve (12) month period, and set the remaining amount as the Dollar Target for such extended period plus an increase equal to 10% of such remaining amount; or iii) extend the Term of this Agreement for a twelve (12) month period with a Percentage Target of 50% World-wide and managed as a continuation of the process defined below in section 13. Reductions to Purchase Targets. Upon Companys election and performance of one of these options in the preceding sentence, Company shall be deemed to have fully achieved all of its Purchase Targets under this Agreement. Non performance on option ii) will result in compensation by Company to Supplier of 25% of the remaining amount. Non performance on option iii) will result in compensation by Company to Supplier of 25% of the dollar value difference between the actual purchases and what the purchases would have been had Company awarded Supplier 50% World-wide power amplifier business.

        At the time the aggregate Dollar Target is drawn to zero, as determined herein, it is agreed that the Purchase Targets will be satisfied in full and eliminated from this Agreement.

        If in Fiscal Year's 2003, 2004, and 2005, as defined under this Agreement, the Percentage Target is not achieved, then the dollar amount of the difference between the actual Dollar Target purchases and the dollar value of the actual Percentage Target will be added, dollar for dollar, to the next Fiscal Year, or, at Company's sole discretion, Company may elect to compensate Supplier as follows:

Actual Percentage Point Shortfall	Compensation by Company
1 - 15%	5% of the difference of the dollar value between the actual percentage met and the dollar value of the Percentage Target.
>15%	10% of the difference of the dollar value between the actual percentage of the Percentage Target achieved and the dollar value of the Percentage Target

      The Percentage Point Shortfall is defined as the difference between the Percentage Target for the relevant Fiscal Year as defined above and as adjusted as defined in 13. Reductions to the Purchase Targets minus the actual percent achieved in that Fiscal Year.

            .

        However, should the actual Percentage Point Shortfall be greater than 20% then Company will pay the compensation as defined above and not have the option to apply any amount to the next Fiscal Year without the mutual agreement of Supplier.

        If in Fiscal Year 2006 the Percentage Target of Amplifier Business is not achieved, then Company will compensate Supplier as follows:

Actual Percentage of Target Purchased Shortfall	Compensation by Company
1 - 15%	5% of the difference of the dollar value between the actual percentage of Target achieved and the dollar value of Percentage Target.
>15%	10% of the difference of the dollar value between the actual percentage of Target achieved and the dollar value Percentage Target.

        If at the end of Fiscal Year 2006 the Dollar Target has not been reached and Company has not achieved the Percentage Target of Amplifier Business and Company has exercised option (ii) for Fiscal Year 2006 as defined above then Company may also, at its sole discretion, add the dollar amount of the difference between the actual Dollar Target purchases and the dollar value of the actual Percentage Target to the Dollar Target of the extended period.

        Upon the mutual agreement of the parties, the Purchase Target may be re-negotiated if the Product mix changes substantially from amplifiers to entire base stations, the market conditions change making it infeasible to comply, the average selling price of amplifiers significantly declines or if in any year the Dollar Target is missed by greater than 40% yet Company is still achieving the Percentage Target.

        If Company's wireless business unit is sold to or merges with a third party whose primary source of business is wireless base stations then the Percentage Target will no longer be in force but the Dollar Target and what remains of it at that time will be assigned to the third party. If Company's wireless business unit is spun off individually, sold to or merged with a third party who does not sell wireless base stations then the entire agreement will be assigned to the third party.

        If Supplier or its Amplifier business is sold, spun-off or merged (collectively in this Section 12 "Sold" or "Sells") to an entity which is a direct competitor of Company in the wireless infrastructure business and (i) whose aggregate wireless product revenue is reasonably equivalent to, or greater than, Company's aggregate wireless infrastructure product revenue on the Sale date; (ii) who reasonably has growth potential to achieve wireless infrastructure revenue equivalent to or greater than the Company; or (iii) who is generally recognized in the wireless infrastructure business as a direct and material competitor of the Company then the parties agree that the Purchase Targets will be deemed achieved in full and eliminated from this Agreement.

        If Supplier Sells any portion of its business other than its Amplifier business and Company has been making purchases from that business that is being sold, then the dollar value of Company's purchases from the Sold Unit during the twenty-four (24) months preceding the Sale will be averaged and multiplied by twelve months and that sum will be credited against the Dollar Targets for every remaining year a Dollar Target exists, including any extension period of this Agreement entered into by the parties prior to the Sale. In the event there is no twenty-four (24) month history of sales from the Sold Unit, the parties will mutually agree on a reasonable sum to be credited against the remaining Dollar Targets.

13.  REDUCTIONS TO PURCHASE TARGET

        The intention of this section is to define the conditions under which Company's obligations to the Purchase Target shall be reduced as defined in Section 12.

        Company will provide Supplier with a Quarterly Adjustment Forecast detailing Company's position on anticipated or expected changes to the Purchase Target as a result of performance during the applicable Fiscal Year. The Quarterly Adjustment Forecast will include supporting documentation to substantiate expected changes to the Purchase Target(s). An Annual Adjustment Notification will be provided to tally the impact of actual results against the Purchase Targets. Supplier may, at any time, request Company, in writing, to convene a review board comprised of Company's Supply Chain Network ("SCN") and Wireless Network Group ("WNG") organizations as named by Company, or other executives as appropriate, to address Supplier's questions and concerns regarding the Quarterly Adjustment Forecast, the Annual Adjustment Notification, or subsequent to a notification of loss of a sourcing decision. Both parties agree to conduct this meeting within fifteen (15) business days of the written request.

        The Purchase Targets and their relevant bases may be reduced dollar for dollar if:

  1.
  Supplier is unable to deliver quality products on time causing Company to source elsewhere, where such inability to deliver is the result of Supplier's Product quality, Product performance, manufacturing performance, or other operational issues. Supplier's delivery performance, for this purpose, shall be measured against Supplier's delivery targets and/or the performance required as defined in the Dock-to-Shop Agreement, SPA No. WR71020211, for all Products including those not included as part of this Dock-to-Shop Agreement. Orders for unforecasted

    Products or volumes with less than quoted lead-time shall not be cause for reduction of the Purchase Targets;

  2.
  Supplier experiences an epidemic condition as defined in this Agreement causing Company to source its requirements elsewhere;

  3.
  Either party experiences a Force Majeure condition as defined in this Agreement for greater than one hundred eighty (180) days that causes either party to be unable to buy or sell, in which case the entire volume affected during the Force Majeure event will be reduced. A Force Majeure event clearing in 180 days or less will have the affected volume satisfied by a day-for-day extension of the Term;

  4.
  Supplier chooses to no-bid any amplifier RFQ; or

  5.
  [

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*
Confidential portions omitted and filed separately with the Commission

        In scenarios #4, listed above, the Dollar Target will be reduced by the actual quantity purchased times the actual price paid for the first eighteen (18) months of Generally Availability actual supply of the Product(s) from the third party supplier of which Company ended up sourcing to and divided by contract year for the piece that crosses contract years. The Percentage Target will be reduced in the same manner as appropriate.

[

]*

        Sample calculations that calculate scenarios of no penalties or reductions, Company penalties or Dollar Target reductions and base calculations are included as Attachment B, which is made part of this Agreement by reference hereof.

14.  AUDIT

        Supplier shall maintain accurate and complete records supporting its invoices to Company under this Agreement. Company and Supplier shall maintain accurate and complete records sufficient to determine Company's performance of its Dollar Target set out in the PURCHASE TARGET clause of this Agreement. Such records shall be maintained in accordance with recognized commercial accounting practices so they may be readily audited and shall be held until amounts to be paid have been finally determined under this Agreement and payment or final adjustment of payment, as the case may be, has been made. Each party shall permit the other or its representative to examine and audit such records and all supporting records at all reasonable times. Audits shall be made not later than two (2) calendar year(s) after the (a) final delivery date of Product(s) ordered or completion of Service(s) or work rendered or two (2) calendar year(s) after expiration date of this Agreement, whichever comes later.

15.  SALES AND MARKETING OF PRODUCTS

        During the Term, Company shall be Supplier's preferred distribution channel to all current and future service provider customers utilizing Company's wireless base station equipment. During the Term, Supplier will not sell Product or any amplifier, without Company's reasonable approval, directly to wireless service providers for use with Company base stations and will direct inquiries for Product or any amplifier from service provider customers to the appropriate Company associate. This requirement is intended to allow Company to manage the sale of spares and individual amplifiers to its service provider customers. To the extent requested by Supplier, Company agrees to use Supplier to supply customers identified by Supplier to Company as inquiring about Products or services for the Products.

16.  DELIVERY / FLEXIBLE DELIVERY ARRANGEMENTS / LATE DELIVERY

        Company intends to monitor Supplier's delivery performance. For the purposes of evaluating Supplier's on-time delivery performance, it is understood that delivery time is based on the time the Order is accepted by Supplier until the time Product is delivered to Company's designated location in accordance with the shipment terms of the Order (or such other terms as Supplier and Company may agree to after placement of the Order). Company's delivery requirement is that Supplier maintains a 100% on-time delivery performance rating based upon Company's requested delivery date as stated in the Order placed by Company and accepted by Supplier pursuant to this Agreement. Product may be delivered up to three (3) business days early and zero (0) days late. Supplier shall not be considered to have failed to deliver on time in cases where the delivery delay is caused by errors by Company in its delivery instructions, or by events identified in the clause FORCE MAJEURE.

        Company may give written notice to Supplier requesting that Supplier implement certain forms of "Flexible Delivery Arrangements", including, but not limited to, Consignment, Dock-To-Shop, Build-To-Order, and/or Merge-in-Transit for designated Product. Such notice shall specify the particular Ordering Company and/or facility location(s), Product, and the requested implementation date, and the particular delivery arrangement. Once so notified, Company and Supplier agree to work together to implement such delivery arrangements as soon as reasonably possible upon mutually agreeable terms, including any appropriate price adjustments required to reflect increases in Supplier inventory and handling costs.

        If Supplier fails to deliver conforming Product within the time frame agreed to between the parties in this Agreement or an Order placed pursuant to this Agreement, Company shall have the right to: (a) cancel the portion of such Order not delivered on time; or (b) extend such delivery time frame to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. Further, if Supplier is not in compliance with the terms of the MANUFACTURING RIGHTS clause, then Company can exercise its rights there under. If Supplier is unable to meet the acknowledged delivery date(s) set forth in an Order using the method of transportation set forth in the Order, Supplier shall be responsible for paying all premium transportation costs necessary to deliver the Product to Company by the acknowledged delivery date(s) indicated in the Order.

        Supplier agrees to promptly notify the Company's buyer, as identified on the Order, of any foreseeable condition that will affect Supplier's ability to meet the acknowledged shipment date and Company's expected delivery date. Supplier's compliance with the foregoing will not relieve Supplier of the delivery performance requirements or other conditions set forth in this clause.

17.  PERFORMANCE METRICS

        In addition to all other service and quality criteria referenced in this Agreement, Company's Supply Chain Networks organization (SCN) may have formal service and quality evaluation programs which SCN may use to evaluate or rate Supplier's performance ("Performance Metrics"). SCN shall have the option of negotiating with Supplier reasonable specific service and quality goals. SCN will provide Supplier with performance feedback and Supplier will provide SCN with action plans for achieving such specific service and quality goals. SCN may make recommendations and/or requests for corrective action under such Supplier Performance Rating Program and Supplier agrees to work constructively with SCN to achieve these mutually agreed upon goals and objectives.

        In the event Company or SCN reasonably asserts that Supplier, through no fault of Company has failed to meet any of the minimum standards set forth in the Performance Metrics (to be mutually defined and agreed upon), Company may give notice to Supplier of performance failure specifying the specific standards that Supplier is alleged not to have met. After receipt of such notice, Supplier shall respond to Company within ten (10) business days with a Corrective Action Plan to correct such asserted performance failure. If the Corrective Action Plan fails to cure the asserted performance failure for such Product within ninety (90) days or other time period mutually agreed to by the parties, Company may, in addition to its other remedies, purchase the involved Product from a source other than Supplier by invoking all of its rights under this Agreement, including, but not limited to, its rights under the MANUFACTURING RIGHTS clause. In the event of a dispute over Supplier's failure to meet the minimum standards or reasonableness or responsiveness of the Corrective Action Plan, the parties shall attempt to resolve such dispute through the process set forth in the clause DISPUTE RESOLUTION.

18.  EXECUTIVE REVIEWS

        Supplier will conduct semi-annual executive reviews with senior executives from each company. Meetings will include a review of Supplier's delivery performance; Product quality; new product introductions; price; market, industry, and technology trends; and any other issues deemed appropriate by the parties. The discussion on price will include a review of comparable industry prices (price per watt) and Company's price objectives. These reviews are intended to ensure open communications between the parties and continued development of the parties' strategic relationship.

19.  PERFORMANCE REVIEW PROCESS

        Consistent with the Strategic Alliance Agreement dated January 15, 2002, Company and Supplier will participate in quarterly review meetings. Along with business review and technology alignment discussions, the parties will discuss product planning, lifecycle management, and resource allocation to align priorities and work to lower the total overall cost of doing business. The following list of topics will be included, but not limited to, for review:

  (a)
  Market Conditions and Industry Trends
  (b)
  Technology Trends and Alignment

  (c)
  Supplier's current and projected manufacturing capacity plans and Company's current and projected Product requirements
  (d)
  Actual Prices vs. Target Price Objectives
  (e)
  Current Pricing
  (f)
  Annual and Quarterly Purchase Targets
  (g)
  Supplier performance against Company operational performance objectives
  (h)
  Open corrective action plans, if applicable
  (i)
  Product Planning
  (j)
  Lifecycle Management
  (k)
  Resource Allocation

20.  DISPUTE RESOLUTION

        If an unresolved dispute arises out of, or relates to, this Agreement or Order placed pursuant to this Agreement or its breach, upon receipt of written notice outlining such dispute or breach, the respective senior management representatives designated below shall be provided written notice requesting immediate resolution of such dispute. The length of time to resolve such dispute shall be as defined in the written notice, but shall not be less than twenty (20) business days. The parties' initial senior management representatives are:

Company's Sr. Mgmt. Representative	Supplier's Sr. Mgmt. Representative
Scott Searls Director, Supply Chain Networks 800/900 North Point Parkway Alpharetta, GA 30005	John Scott Group President, RF Power Amplifiers 10500 West 153rd Street Orland Park, Illinois 60462

        If the designated senior management cannot resolve the dispute within thirty (30) business days, then within thirty five (35) business days of the initial notice of dispute either party may elect, on written notice to the other party, to utilize a non-binding resolution procedure whereby each presents its case, in good faith and full detail, before a panel consisting of two senior executives of each of the parties at a neutral site. If a party elects to use the procedure set forth in this clause, the other party shall participate in good faith. The hearing shall occur no more than ten (10) business days after a party serves notice to use the procedure set forth in this clause. The panel shall make an immediate non-binding recommendation to resolve the dispute or to advise that the dispute cannot be resolved. The parties shall each bear their respective costs incurred in connection with the procedure set forth in this clause, except that they shall share equally cost of the facility for the hearing.

21.  ASSIGNMENT

        Neither party shall assign this Agreement, except for moneys due, without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, either party shall have the right to assign to a present or future affiliate, subsidiary, successor, or purchaser of all or substantially all of the assets of the assigning party, or with respect to Company, all or substantially all of the assets of its wireless business, without consent. Notwithstanding the aforementioned, Supplier shall not assign any Purchase Targets to a direct competitor of Lucent as defined in Article 12. If an assignment by Supplier to any other entity is completed at any time prior to the conclusion of FY 2005, only the Percentage Target will continue in effect until the end of FY 2005.

        In the event of divestiture of any part of Company, the divested portion shall have the right to acquire Products and Services under this Agreement as an Ordering Company and subject to the approval process of an Ordering Company. The monies received from such divested portion for Products shall apply against the Purchase Target as set forth in PURCHASE TARGETS clause.

22.  DELIVERY TERMS / TRANSFER OF TITLE AND RISK OF LOSS

        Title and risk of loss and damage to Product purchased by Company shall transfer to Company when the Product has been delivered by Supplier or Supplier's agent to i) Company's specified carrier at the delivery point, or ii) as otherwise agreed to in writing between the parties. When Supplier ships Products to Company from one country to another, the delivery terms shall be Ex works, Supplier's manufacturing facility (INCOTERMS 2000).

        The delivery point shall be "Supplier's factory of manufacture": freight charges "COLLECT", unless otherwise mutually agreed upon in writing.

23.  EXPORT CONTROL

        Supplier shall not and Company shall not request Supplier to use, distribute, transfer or transmit any Products, software or technical information (even if incorporated into other products) provided under this Agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Supplier shall not and Company shall not request Supplier to, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws:(a) software or technical data disclosed or provided to Supplier by Company or Company's subsidiaries or affiliates; or (b) the direct product of such software or technical data. Supplier agrees to promptly inform Company in writing of any written authorization issued by the U.S. Department of Commerce office of export licensing to export or re-export any such items referenced in (a) or (b). The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

24.  SHIPPING

        Supplier shall: (1) ship the Product covered by this Agreement; (2) ship to the destination designated in the Agreement or Order; (3) ship according to routing instructions given by Company; (4) place the Agreement and order number on all subordinate documents; (5) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (6) mark the Agreement and order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Company and provided to Supplier in writing. If Supplier does not comply with the terms of the DELIVERY TERMS/TRANSFER OF TITLE AND RISK OF LOSS clause of this Agreement or Order or with Company's shipping or routing instructions, Company may present any costs incurred as a result of Supplier's noncompliance for reimbursement, subject to mutual agreement by Company and Supplier.

25.  INVOICING FOR GOODS

        Supplier shall: (1) render original invoice, or as other specified in the Agreement, showing Agreement and order number, through routing, and weight; (2) render separate invoices for each shipment within twenty-four (24) hours after shipment; and (3) mail invoices with copies of bills of lading and shipping notices to the address shown on the Agreement or Order. If prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the origin to the destination as a separate item on the invoice stating the name of the carrier used.

26.  INVOICING FOR INTERNATIONAL PRODUCT

        Supplier's invoices for every international shipment of Product will include the following information for each item shipped: (a) a complete noun description in English (unless otherwise specified) consistent with the harmonized tariff schedule, (b) a statement as to the country of origin of the Product, (c) Company's Comcode for the Product, (d) the price paid or payable by Company for the Product, (e) related assists, (f) an itemization of all the charges for services related to the international shipment of the Product and whether these charges are included in the price paid or payable, (g) Supplier's identification number, or in the absence of such number, the full address of Supplier, (h) the terms of sale, and (j) if required by the Law of the destination country, a list of all the serial numbers for Product shipped.

27.  MARKING

        All Product furnished under this Agreement shall be marked for identification purposes in accordance with the Product and packaging specifications as set forth by the Ordering Company and as follows:

  (a)
  with Product/serial number; and
  (b)
  with month and year of manufacture.

        Upon Company's written request, "Insignia", including certain trademarks, trade names, insignia, symbols, decorative designs or packaging designs of Company, or evidences of Company's inspection will be properly affixed by Supplier to the Product furnished or its packaging. Such Insignia will not be affixed, used or otherwise displayed on the Product furnished or in connection therewith without written approval by Company. The manner in which such Insignia will be affixed must comply with standards established by Company (such standards to be conveyed in writing by Company to Supplier). Company shall retain all right, title and interest in any and all packaging designs, finished artwork and separations furnished to Supplier. This clause does not reduce or modify Supplier's obligations under the clauses IDENTIFICATION and USE OF INFORMATION.

28.  ENVIRONMENTAL MANAGEMENT SYSTEMS

        Supplier agrees to establish an effective environmental management system covering all operations that contribute to the sales, design, development, production, installation and service of Products provided under this Agreement within eighteen (18) months from the effective date of this Agreement. Preferably, Supplier should do so by implementing elements of an internationally recognized Environmental Management System standard, for example ISO 14001: 1996 or Eco-Management and Audit Scheme (EMAS) for certification by an accredited third party registrar; or, where such certification already exists, that it will maintain such certification in good standing with the third party registrar;

        Supplier agrees to pursue implementation of a design for environment practices in order to continually reduce the adverse environmental impact of Products supplied to Company;

        Supplier agrees to implement polices and practices, where relevant and applicable to Company, related to the take-back of Products at the end of their useful life pursuant to the European Union directive or any other law, directive or action having the force of law; and Supplier agrees to provide to Company, on a regular basis and as requested, environmental performance data on both Products and processes, as may be mutually agreed.

29.  ENVIRONMENTALLY HAZARDOUS SUBSTANCES

        Supplier warrants to Company that none of the substances that have been banned by Company for Products, processes and/or packaging materials per Company Specification # KT 010-160-006-EHS02 Issue #2 dated June 8, 2002, titled "Lucent Technologies' Listing of Banned Substances for Products and Packaging", are used or will be used in the manufacture, processing or packaging of Products supplied to Company by Supplier or Supplier's subcontractors under this Agreement. Upon request, Supplier shall provide to Company certificates of compliance certifying that the products, packaging and/or packaging material for Products provided under this Agreement are in compliance with the requirements set forth above. Supplier shall provide updates on usage to Company on a per change basis;

        Supplier shall use commercially reasonable efforts to minimize the use of environmentally hazardous substances in Products as listed in Company Specification X-21314 Issue 2 dated July 2, 2002, titled "Elimination and Use of Environmentally Hazardous Substances in Product Design and Packaging Product"

        Supplier shall establish and/or maintain a program of tracking the use of environmentally hazardous substances, at a minimum covering the substances referenced in Company Specification X-21314, in any such Products or Services, provided to Company by Supplier; and

        Supplier shall establish and/or maintain a program of tracking the use of environmentally hazardous substances, at a minimum covering the substances referenced in Company Specification X-21314, in any packing materials provided to Company or Company's designee by Supplier.

        Upon request, Supplier shall provide to Company information on the use of environmentally hazardous substances, at a minimum covering the substances referenced in Company Specification X-21314, in any Products or Services, including any packing Products, provided to Company. Supplier shall provide updates on usage to Company on a per change basis.

        From time to time, when Company modifies Company Specifications KT 010-160-006-EHS02 and/or X-21314, Company will provide written notice to Supplier and, as appropriate, issue a change order in accordance with the PRODUCT CHANGES clause.

30.  PRODUCT CONFORMANCE

        Supplier shall be liable for compliance and all costs associated with all statutory regulations, requirements and other provisions as identified in Company's technical specification in connection with the Product to be delivered. This shall include, if designated in the technical specification, all Product registration, licensing, testing, and marking in performance under this Agreement in the areas of:

  •
  Product safety including lasers and radio frequency,
  •
  Electromagnetic compatibility,
  •
  Radio and telecom interconnect, and
  •
  Eco-environmental requirements.

        Supplier shall ensure by means of ongoing reviews/testing and other appropriate action that all the above requirements for the Products to be delivered are fulfilled and documented, and that proof can be provided to Company at any time. The necessary documents for this purpose shall be retained for the life of the Products delivered, and as a minimum, six (6) years from the date of the last delivery to Company.

        Supplier shall have in place a quality process or program that specifically focuses on maintaining the on-going product safety and regulatory compliance of Products. Any variations or issues found during Product compliance audits by external agencies, bodies or their assigned representatives are to be immediately communicated to the appropriate Company personnel, and resolved to the satisfaction of the Company and agencies involved. The Supplier shall include such variations or issues as found in these inspections into their Quality System Action Register or tracking system.

        Supplier agrees to conform to any additional Specifications that Company may require in order for Company to meet special and unique requirements set by Company's end customers. In such an event, any additional cost incurred by Supplier to conform to such additional Specification shall be treated by agreement between the Company and Supplier. 31. TL-9000

        Supplier will obtain and maintain certifications for TL9000 registered by an accredited Registrar within one (1) year after the execution of this Agreement, for all of Supplier's existing manufacturing and design operations, or within eighteen (18) months for all of Supplier's new manufacturing and design operations, which contribute to the design, development, production, delivery and service of Product where TL9000 is a product requirement. Type of TL9000 certification (e.g., TL9000-H, TL9000-H, S etc.) will be based on the Products, Software and Services provided by Supplier. Until registration is achieved, Supplier shall provide a Quality Plan, which should be updated on quarterly basis. The Quality Plan shall include (1) a schedule for achieving TL9000 Certification, by location and Product category as requested by Company; (2) designation of Supplier's TL9000 quality representative; and (3) the name of the accredited Registrar. Evidence of registration shall be provided to Company, within thirty (30) days from the date of certification. When requested by Company, Supplier shall provide TL9000 metrics on a monthly basis, by location and Product category. When requested, Supplier will furnish subsequent to each re-certification / surveillance audit, a copy of the Registration Audit results for the facility which has achieved TL9000 Registration. TL9000 requirements that are imposed by Company's Customer may supersede requirement to this clause. Exceptions to this clause will be at Company's discretion.

32.  PACKING, LABELING AND SERIALIZATION

        Unless otherwise specified in an Order, Products purchased, repaired, replaced or refurbished under this Agreement shall be packed by Supplier at no additional charge in containers which meet the requirements of the current issue of "Packing Specification PKG 91NJ1045" (an electronic copy of which Supplier may obtain at no cost from the Lucent Supply Chain Portal http://scportal.lucent.com web site). Supplier shall at its sole expense place Company's specified bar code labels on all shipping packages and containers for the Products shipped under this Agreement. Such bar code labels and the placement thereof shall meet the current issue of the "Shipping & Receiving Bar Code Label Standard 801-001-105," and "Bar Code Shipping Label Profile Standard 801-001-007" (also available on the Lucent Supply Chain Portal), as may be modified from time to time by Company will notify Supplier of modifications to Company's bar code standards.

        For the purpose of tracking Warranty and repair availability on all Product provided by Supplier, Supplier shall conform to Company's Warranty Eligibility System ("WES") requirements stated in Company Specification # wes-oem (available on the Lucent Supply Chain Portal), as may be modified from time to time by Company. Company will notify Supplier of modifications to Company's WES requirements.

33.  ELECTRONIC COMMERCE

        Supplier and Company agree that they will work diligently to implement and utilize electronic means to issue Orders, Order acknowledgments, Order changes, invoices, electronic funds transfer, ship notices, transmit Leading Edge Procurement information, electronic mail or such other communications as may be agreed upon by Supplier and Company for the transmission and receiving of information under this Agreement ("Electronic Commerce"). However, Supplier may not refuse to accept any Ordering Company's Order that is not entered via Electronic Commerce.

34.  ELECTRONIC FUNDS TRANSFER

        Invoices shall be paid electronically by Lucent (Company) in accordance with the payment terms provided in this Agreement (or PO) using Automated Clearing House (ACH) for U.S. domestic payments and Clearing House Interbank Payment System (CHIPS) for international payments to the banking institution/account number provided by Supplier. In the event of a change of banking institutions/account numbers, Supplier shall provide Company 30 days prior written notice. Company shall have no liability for payments made to institutions/accounts that are due to Supplier's failure to provide Company with the correct information.

35.  CHOICE OF LAW

        This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice—of-laws rules and excluding the Convention for the International Sale of Goods.

36.  EPIDEMIC CONDITION

        Notwithstanding any other provision of this Agreement, if during the Term of this Agreement and for seven (7) years after the last shipment date of Product under this Agreement, Company notifies Supplier that Product shows evidence of an "Epidemic Condition," Supplier shall prepare and propose a Corrective Action Plan ("CAP") with respect to such Product within five (5) working days of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time frame is permissible upon mutual written agreement of the parties. Epidemic Condition shall not include any defects, design flaws, failure modes, or other such causes of Epidemic Condition that were in existence prior to the transfer of Products from Company to Supplier, nor shall it include Products that were manufactured by Company prior to the Effective Date of this Agreement.

        Upon notification of the Epidemic Condition to Supplier, Company shall have the right to postpone all or part of the shipments of unshipped Product, by giving written notice of such postponement to Supplier, pending correction of the Epidemic Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability. Should Supplier not agree to the existence of an Epidemic Condition or should Company not agree to the CAP (such agreement not to be unreasonably withheld), then Company shall have the right to suspend all or part of its unshipped Orders of the Product without liability to Company until such time as a mutually acceptable solution is reached or verification that an Epidemic Condition does not exist.

        An Epidemic Condition will be considered to exist when one or more of the following conditions occur:

  (a)
  Failure reports or statistical samplings show that Product tracked by Company or Supplier contains a potential safety hazard (such as risk of personal injury or death, fire, explosion, toxic emissions, etc); or

  (b)
  A failure of the Product to meet the regulatory requirements in effect at the time the Product was purchased by Company and such failure creates a condition causing a loss of service to end-users or inoperability of the Product; or

  (c)
  A failure of the Product to conform to the Specification where such failure causes the field failure rate of Product to exceed twice the acceptable failure rate as defined in the Specification;

        Only major form/fit/functional and visual/mechanical/appearance defects are considered for determining Epidemic Condition. Product may be either sampled or, at Company's option, 100% audited at Company's or Supplier's warehouses, factories, or Company's customers' locations. If Product is sampled, the data must have eighty percent (80%) or better statistical confidence.

        An Epidemic Condition shall not include isolated or random defects, flaws and/or failures, or failures due to Company or customer misapplication, unauthorized repairs, utilization of parts not approved by Supplier, or chain failures induced by internally or externally integrated subassemblies. In the event that an Epidemic Condition shall occur, the parties shall agree to cooperate with each other in the investigation of the root cause of the failure. Supplier shall:

  (a)
  Provide technical and/or product support resources reasonably necessary to meet a mutually agreed upon remedy and implementation schedule, which shall be dictated by the urgency of the problem and its effect on Company's customers and Supplier's business. Company shall provide Supplier with a reasonable amount of technical assistance to identify Epidemic Conditions; and

  (b)
  Upgrade, repair, replace, or retrofit all Product reasonably requiring change to remedy the Epidemic Condition at no additional charge to Company. Supplier shall bear the entire cost of redesigning the Product, if required, and implementing the necessary changes. Supplier shall bear risk of loss or in-transit damage for such Product.

        If Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the parties, Company may develop and implement such remedy and, in such case, implementation costs and risk of in-transit loss shall be borne by Supplier (except for Product with flaws or errors in design by Company).

        Notwithstanding the foregoing, in no event shall Supplier be liable for repairs, redesign costs, risk of loss, in-transit damage, or any other claim for any Epidemic Condition resulting from errors or flaws in Product design by Company, or from errors in a Company Product Specification, or from improper performance of equipment not supplied by Supplier. If Supplier takes corrective action and it is later determined that the Product is not the cause of the Epidemic Condition, then Company shall reimburse Supplier for any costs previously paid by Supplier to remedy the Epidemic Condition.

37.  FORCE MAJEURE

        Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors.

38.  TOXIC SUBSTANCES AND PRODUCT HAZARDS

        Supplier hereby warrants to Company that, except as expressly stated elsewhere in this Agreement, all Product furnished by Supplier as described in this Agreement is safe for its foreseeable use, is not defined as a hazardous or toxic substance or material under applicable Laws and presents no abnormal hazards to persons or the environment. Supplier agrees to provide Company with advance notice of the contents or the labeling on the Product prior to shipment of such Products. Supplier further warrants that all Product furnished by Supplier complies with all use restrictions, labeling requirements, inventory registration requirements and all other health and safety requirements imposed under applicable Laws.

39.  REGISTRATION AND RADIATION STANDARDS

        When Product furnished under this Agreement is subject to Part 15 or any other part of the Federal Communication Commission's Rules and Regulations, as may be amended from time to time (hereinafter "FCC Rules"), Supplier warrants that such Product complies with the registration, certification, type-acceptance and/or verification standards of the FCC Rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. Such warranty shall not extend to Product produced by Company prior to the Effective Date of this Agreement. Supplier shall also establish periodic on-going compliance retesting and follow a Quality Control program, submitted by Company, to assure that Product shipped complies with the applicable

FCC Rules. Supplier shall indemnify and save Company harmless from any liability, fines, penalties, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of Supplier's noncompliance with the applicable FCC Rules. Supplier shall defend Company, at Company's request, against such liability, claim or demand.

        In addition, should Product which is subject to Part 15 of the FCC Rules, during use generate harmful interference to radio communications, Supplier shall provide the Company information relating to methods of suppressing such interference and, assuming such interference is not due solely to Company's Product Specifications, shall pay the cost of suppressing such interference or, at the option of Company, accept the return of the Product and refund to Company the price paid for the Product less a reasonable amount for depreciation, if applicable.

        To the extent that Product furnished under this Agreement is also subject to FCC Rules governing the use of the Product as a component in a system as identified in the applicable Technical Specifications, Company shall be responsible for compliance with the applicable FCC Rules governing the system. Supplier shall fully cooperate with Company, by providing technical support and information, and, upon written request from Company, shall modify Product to enable Company to ensure ongoing compliance with the FCC Rules. Company shall pay any increase in Supplier's costs and/or expenses resulting from Company's request to modify Product to enable Company to comply with the FCC Rules.

        Nothing in this clause shall be deemed to diminish or otherwise limit Supplier's obligations under the clause WARRANTY or any other clause in this Agreement.

40.  IDENTIFICATION

        Supplier shall not, without Company's prior written consent, make public use of any trade name, trademark, logo, or any other designation or drawing of Lucent Technologies Inc. or its affiliates ("Identification") in any circumstances related to this Agreement, other than to affix such Identification to Products sold to Company and Affiliates. Supplier shall remove or obliterate any Identification prior to any use or disposition of any material rejected or not purchased by Company. Supplier may affix its identification on Supplier's Products sold to Company to identify itself as a provider of Product to Company and Company agrees not to remove or obliterate Supplier's identification.

41.  PUBLICITY

        Supplier agrees to submit to Company all advertising, sales promotion, press releases, and other publicity matters relating to this Agreement and/or the Products furnished or the Services performed by Supplier under this Agreement wherein Company's names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied; and Supplier further agrees not to publish or use such advertising, sales promotion, press releases, or publicity matters without Company's prior written approval (which approval shall not be unreasonably withheld). This does not reduce or modify Supplier's obligations under the clause IDENTIFICATION.

42.  INDEMNITY

        At Company's request, Supplier agrees to indemnify, defend and hold harmless Company, its affiliates, customers, employees, successors and assigns (all referred to as "Company") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or caused by the work or services performed by, or material provided by Supplier or persons furnished by Supplier except to the extent caused by the willful misconduct of Company or by Product manufactured by Company; (2) assertions under Workers' Compensation or similar acts made by persons who made Product for or furnished services for Supplier; or (3) any willful failure of Supplier to perform its obligations then owing under this Agreement.

        At Supplier's request, Company agrees to indemnify, defend and hold harmless Supplier, its affiliates, customers, employees, successors and assigns (all referred to as "Supplier") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or caused by Product manufactured by Company, or by Product manufactured in accordance with such Product's Specifications (until such time as Specifications are modified by Supplier), or services rendered heretofore by Company with respect to Product; (2) assertions under Workers' Compensation or similar acts made by persons who made Product for or furnished services for Company; or (3) any willful failure of Company to perform its obligations then owing under this Agreement.

43.  INDEMNITY FROM SHARED EMS PARTNER

        Supplier agrees to indemnify, defend, and hold harmless Company from and against any and all claims, losses, damages, fines, penalties, and expenses that arise out of or result from Company and Supplier's shared EMS partner, Celestica Corporation, made against Company related to Supplier's failure to perform under or breach of the contractual agreement between Supplier and Celestica Corporation.

44.  INFRINGEMENT

        Supplier shall indemnify, defend or settle and save harmless Company, its affiliates and their customers, officers, directors, and employees (all referred to in this clause as "Company") from and against losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any and all claims (1) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (2) related by circumstances to the existence of this Agreement or performance under it, except to the extent due to the fault of Company.

45.  INSURANCE

        Supplier shall, prior to performance under this Agreement, provide certificates or proof of insurance which complies with Company's policy set forth at http://scportal.lucent.com as may be modified from time to time by Company, if not otherwise set forth in an attachment to this Agreement. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Company shall apply on an excess basis. Supplier agrees that Supplier and anyone claiming under or in Supplier's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy.

46.  LIMITATION OF LIABILITY

        Neither party shall be liable for any incidental, indirect, or consequential damages arising out of the breach of any provisions of this Agreement. These limitations of liability shall not apply to Supplier's or Company's obligations under the clauses IDENTIFICATION, INFRINGEMENT, INDEMINIFICATION, or USE OF INFORMATION, or to any liability of either party arising from or related to any personal injury (including death) or property damage. Nothing in this provision shall limit the express remedies available to Company or Supplier found elsewhere in this Agreement.

47.  NON-EXCLUSIVE MARKET RIGHTS

        It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive right or privilege to sell to Company any or all Product or Services of the type described in this Agreement which Company may require. It is, therefore, understood that Company may contract with other manufacturers and suppliers for the procurement of comparable product or services. In addition, Company shall, at its sole discretion, decide the extent to which Company will market advertise, promote, support or otherwise assist in further offerings of the Product.

48.  NOTICES

        Any notice or demand which under the terms of this Agreement, Order or under any statute must or may be given or made by Supplier or Company shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

To Company:	Attn:	Lucent Technologies Inc. Suite 320 4905 Tilghman Street Allentown PA 18104 Mike Lincoln, SCN Supplier Manager Voice + 1 610 336 5441
	Attn:	Lucent Technologies Inc. 600 Mountain Ave., Murray Hill, NJ 07974-0636 General Counsel and VP Law Fax +1 908 582 6130 Voice +1 908 582 6130
To Supplier:	To: Attn:	Andrew Corporation 10500 W. 153rd Street Orland Park, IL 60462 Director, Corporate Contracts Fax +1 708 349 5539 Voice +1 708 349 3400
	To: Attn:	Andrew Amplifiers, Inc. Lucent Program Manager 40 Technology Drive Warren, New Jersey 07059 Fax +1 908 546 4770 Voice +1 908 546 4600

        The above addresses may be changed at any time by giving prior written notice as above provided. Notices shall be effective upon receipt.

49. CONTINUING AVAILABILITY

        For Pre-General Availability Products, Supplier shall offer for sale to Company (subject to reasonable availability from another manufacturer reasonably satisfactory to Company and Supplier), during the term of this Agreement and until seven (7) years after the expiration of this Agreement, maintenance, replacement, and repair parts ("Parts") which are functionally equivalent in form and fit for the Product covered by this Agreement. For General Availability Products, Parts shall be offered for sale (subject to reasonable availability from another manufacturer reasonably satisfactory to Company and Supplier) until five (5) years after the expiration of this Agreement or five years after a Product is discontinued by Supplier, whichever come first. The price for the Product and Parts shall be the price set forth in Supplier's then current agreement with Company for said Product or Parts. If no such agreement exists, the price for said Product or Parts shall be set by Supplier, which price shall be a reasonably competitive price for said Product or Parts at the time for delivery. The Product and Parts shall be warranted as set forth in the WARRANTY section of this Agreement. If Supplier is unable to continue to supply Product pursuant to the terms of this Agreement, or discontinues manufacture of Product during the term of this Agreement, Company shall be entitled to one year's advance notice (except where a court or other governmental authority shall enjoin or prohibit Supplier from manufacturing Product).

        In the event Supplier fails to supply such Parts or Supplier is unable to obtain another source of supply for Company, then such failure or inability shall be considered noncompliance with this clause and Supplier shall, without obligation of or charge to Company, provide Company, subject to confidentiality requirements and in a form and/or format mutually agreed upon by the parties, with the technical information or any other information and rights required so that Company can manufacture, have manufactured, or obtain such Parts from other sources.

        The technical information includes all technical information reasonably needed by the designated manufacturer to manufacture the Product and Parts.

50. PRODUCT CHANGES

        Subsequent changes to design requirements may result in changes to product prices and/or delivery schedules. Changes to design requirements and corresponding price/delivery changes shall be mutually agreed upon by the Parties in writing.

        In accordance with the notification procedures specified in the clause NOTICES, Supplier shall provide Company with at least thirty (30) days prior written notice of any change proposed to be made by Supplier to the Specification of the Product furnished under this Agreement that would have impact upon: (i) reliability, (ii) requirements of the Specification, or (iii) form, fit, or function (as defined below). In cases where an unsatisfactory condition exists and immediate action is required, the thirty-day notification period shall be waived and Supplier shall provide verbal notification followed by written confirmation.

  "Form" shall mean changes in appearance visible to the user (customer, repair personnel, developer) of the Product.

  "Fit" shall mean changes in parts to components that are not physically interchangeable.

  "Function" shall mean changes that affect operational characteristics of the Product or require the operator to change the method of operation.

        Company shall notify Supplier of Company's approval or disapproval of the proposed changes within thirty (30) days after receiving Supplier's written notice. Company shall not unreasonably withhold its approval of proposed changes. If Company agrees to Supplier's proposed changes, all Product affected by the changes and shipped after the effective date of the changes shall conform to the changes, unless otherwise agreed to by the parties.

        All written notices for proposed changes shall contain the following additional information:

  1)
  Agreement number

  2)
  Reason for change

  3)
  Description of change (including the impact upon: (i) reliability, (ii) requirements of the

  4)
  Specification and (iii) form, fit or function (iv) backwards compatibility (v) interface changes (physical or logical)) and date/starting point of proposed change.

  5)
  Marking method of identifying changed units

  6)
  Documentation

  a)
  Marked up documents shall be provided until the document or drawing is re-issued

  b)
  Listing of documents and drawings to be changed

  c)
  Field repair or modification kit documentation (if applicable)

  7)
  Unit in process, in stock and installed affected by change

  8)
  Date changes are proposed to be implemented

  9)
  All necessary and relevant temporary changes affected by this notice

  10)
  All necessary and relevant attachments

        If, as mutually agreed by Company and Supplier, sufficient changes have been made to warrant a Product re-qualification, such re-qualification will be performed at no cost to Company unless otherwise agreed. Company may require Supplier to provide samples of the Product with the new change for hardware and software qualification

        Product shall be in accordance with the latest information stated or referenced in the Specification.

        The quality of material used and the method of manufacturing, handling and shipping, shall be such that the finished Product meets the properties and requirements shown in the Specification and in the other sections of this Agreement.

        If Company, in its reasonable discretion does not agree to the changes proposed by Supplier, and Supplier states that Supplier cannot continue without such changes, then in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability of Company, Company shall have the right to terminate any or all Orders for Product that Supplier cannot fill without such changes.

51. QUALITY

        Product shall meet the quality requirements as set forth in the Product Specifications and mutually agreed by Company and Supplier. Quality Metrics will be defined in accordance with PERFORMANCE METRICS. If Company rejects any or all Product for failing to meet the Specifications, Company may have rejected Product replaced by Supplier.

        Supplier agrees to maintain and render quality, reliability, and yield data of the type and frequency specified by Company and mutually agreed upon by Supplier to assure proper control of Product quality and reliability. This data may include such items as in-process yields, quality control, and quality assurance records. Supplier shall furnish and render additional reports as may be reasonably requested by Company, including but not limited to the following reliability information by Comcode:

  MFT1—Field Return Causes—By Manufacture Date
  MFC1—Field Failure Rates—By Manufacture Date
  MFT3—Return Cause Codes—By Manufacture Date
  MFT2—Corrective Action History
  MFC2—Cause Code Pareto Chart
  RFT1—Field Return Causes—By Received Date
  RFC1—Field Failure Rates, By Received Date
  RFT3—Return Cause Codes—By Received Date
  MOT1—Out of Box Return Causes—By Manufacture Date
  MOC1—Out of Box Failure Rates—By Manufacture Date
  MOT3—Return Cause Codes—By Manufacture Date
  MOC2—Cause Code Pareto Chart
  MFPT1—Field Return Parts Usage—By Manufacture Date
  RFPT1—Field Return Parts Usage—By Received Date
  FPC2—Field Return Parts Usage Pareto
  MOPT1—OOB Return Parts Usage—By Manufacture Date
  MC2—OOB Return Parts Usage Pareto
  RR—TL-9000 RR Calculations and Chart
  FSUMC3—Field Summary by MFG Date and Receive Date vs Cumulative Shipments

        If a report requested by Company causes Supplier to incur unreasonable preparation costs, Supplier shall notify Company of such costs and request reimbursement of such costs. If Company refuses to reimburse such costs, Supplier may choose not to prepare the requested report.

        Non Conforming Product Corrective Action Procedure: Supplier and Company will work together to define a procedure for resolving non-conformities detected at the Company's Systems Integration Center that includes the following:

  1.
  A corrective action request (CAR) initiated by Company and e-mailed directly to the Supplier's program manager (or other designated person) requesting a response with corrective action. The CAR will include sufficient detail to adequately describe the product affected and the nature of the alleged non-conformity.

  2.
  A corrective action response from Supplier to Company that includes:

  •
  The initial action taken to confirm the existence of the non-conformity.

  •
  Initial action taken to prevent future non-conformities.

  •
  An explanation of the root cause of the problem.

  •
  The proposed corrective action or solution to the problem.

  •
  The actual or planned implementation date of the corrective action.

  •
  The plans for verifying that the corrective action was effective.

52. PRODUCT CONFORMANCE REVIEWS

        Products shall be considered conforming if they meet the Product Specifications set forth in this Agreement (including but not limited to the appearance, performance and workmanship specifications). At Company's option, all Product is subject to a Product Conformance Review ("Review") prior to shipment. Supplier may ship Product without a Review, but Company may perform such Review prior to shipment by giving Supplier notice to that effect, in which event Supplier shall notify Company's designated quality inspection organization when Product is ready for such Review.

        Supplier will provide, without charge, production testing facilities and personnel reasonably required to perform or assist in the Review as specified in the applicable quality specification provided under this Agreement or Order. Supplier shall not be liable for delay in delivery of the Product to the extent a Product Conformance Review is delayed by Company's actions or inaction.

53. PRODUCT DOCUMENTATION

        Supplier shall furnish, at no charge, Product documentation, and any succeeding changes thereto, including, but not limited to, relevant technical specifications and test procedures, installation manuals, training materials, and documentation described in the Specification. Company may use, reproduce, reformat, and distribute such Product documentation.

54. RELEASES VOID

        Neither party shall require (a) waivers or releases of any personal rights or (b) execution of documents which conflict with the terms of this Agreement from employees, representatives or customers of the other in connection with visits to its premises, and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

55. MANUFACTURING RIGHTS

        If during the term of this Agreement, Supplier (other than as a result of any act or failure to act by Company) ceases developing, manufacturing or making Product; ceases doing business in the ordinary course; or files for bankruptcy (collectively the "Cessation Event"); Company shall have the option to provide written notice to Supplier within forty-five days of the Cessation Event and if, by the end of ninety days from the Cessation Event (the "Cessation Deadline"), Supplier fails to supply the Product to Company, then Supplier agrees to grant to Company an irrevocable, non-exclusive, royalty-free, and sub-licensable license under Supplier's technology and information, and all intellectual property rights therein, necessary for a Company-designated third party to manufacture in a timely manner Product for Company. Such technology and information shall include specifications, drawings, schematics, software in source code form, test programs, parts list, engineering notes, process instructions, and any other information necessary to manufacture, test, and repair the Product (hereinafter referred to as "Technology"). Ownership of the Technology shall remain with the Supplier. The manufacturing right does not provide any right to resell the Product to third parties for third party resale. If such a Cessation Event occurs, Supplier shall provide all reasonably required information (which shall be kept confidential), together with reasonable assistance and cooperation, to enable Company, or Company's designated third party, to manufacture fully functional Product within sixty days of the Cessation Deadline.

        Supplier also agrees to provide to Company all pertinent information with respect to any special tooling, test equipment or material that is uniquely required to have the requested Product manufactured elsewhere.

        This clause shall not apply in the case of component shortages impacting Supplier's industry which disrupt Supplier's ability to supply the Product. If this clause is invoked by Company and Supplier thereafter resumes the supply of the Product, the manufacturing right shall cease thirty days following the resumption of supply and Company and any third party manufacturer shall return all technical information and copies thereof.

56. WARRANTY

        Supplier warrants to Company and its customers that Product furnished will be new, merchantable, free from defects in design, material and workmanship and will conform to and perform in accordance with the Specifications or as the Products have heretofore performed, as applicable. These warranties extend to the future performance of the Product and shall continue for a period of twenty-seven (27) months from date of delivery to Company pursuant to the DELIVERY TERMS/TRANSFER OF TITLE AND RISK OF LOSS section. These warranties shall not extend to or be provided on product manufactured by Company prior to the date of this Agreement.

        Supplier also warrants to Company that services will be performed in a commercially reasonable and workmanlike manner. If Product furnished contains manufacturers' warranties, Supplier hereby assigns such warranties to Company to the extent assignable. THE FOREGOING WARRANTIES ARE IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

        All warranties shall survive inspection, acceptance and payment. Product returned within the warranty period will be, at Company's option, repaired or replaced (with a new or refurbished Product, at Supplier's option) by Supplier at no charge. Outbound transportation charges and risk of loss and damage in transit for warranted Product will be borne by Supplier. Inbound transportation charges and risk of loss and damage will be borne by Company.

        Warranties for repaired Product will be the greater of ninety (90) days or the remainder of the warranty period. If repairs are performed by Company or by a third party, either of which is not authorized by Supplier, then such repairs shall void the warranty on the Product and Supplier shall have no obligation to an Epidemic Condition later discovered relating to such repaired Product.

        Not withstanding the foregoing, Company agrees that it shall pay for any and all repairs/replacements for the P2uLam purchased under this Agreement and the predecessor agreement between the parties, and in exchange Supplier agrees to drop, with prejudice any and all claims it may have now or in the future with regard to the matter currently styled as "Lucent vs. Ericsson".

        Company shall retain warranty responsibility for the General Availability Products manufactured by Company that are currently in the field, in inventory or in production prior to the Effective Date of the Agreement.

57. REPAIRS NOT COVERED UNDER WARRANTY

        In addition to Supplier's repair and replacement obligations set forth in the WARRANTY clause, Supplier further agrees to provide repair and replacement services for Product for six (6) years after the expiration of this Agreement. Pricing for the repair and replacement services shall be established by mutual agreement under a separate services agreement.

        Company may contract Supplier on mutually agreed terms for repair and replacement services for Company-manufactured amplifiers that currently reside in the field, in inventory, or in production prior to the Effective Date of this Agreement.

        Unless otherwise mutually agreed upon, Supplier shall ship the repaired Product, or a replacement therefore, which meets the Specifications set forth in this Agreement or Order placed pursuant to this Agreement, to the appropriate location as shown on the Company repair Order within thirty (30) days of receipt of the returned Product or other interval. With the concurrence and scheduling of Company, Supplier may elect to perform repairs on site.

        If Product is returned to Supplier for repair as provided for in this clause and Supplier determines that the Product is beyond repair, Supplier shall notify Company. Upon Company's request, Supplier shall sell to Company replacement Product at the then current contract price, or if no such contract price exists, at a price set by Supplier which price shall be a reasonably competitive price for said Product at the time for delivery. Replacement and repaired Product shall be warranted as set forth in the WARRANTY clause.

        If Company returns Product to Supplier for repair after the expiration of the warranty period and Supplier tests such Product upon its return to Supplier and finds that the Product conforms to the Specifications in this Agreement, then the Company shall pay a no fault found fee of $150. Supplier will provide reasonable back up or test results to support its finding of no fault upon request by the Company.

58. REPAIR PROCEDURES

        Repair Procedures will be defined by Supplier and mutually agreed upon in writing by the Parties under a separate services agreement.

        It is expressly understood and agreed to by Supplier that this Agreement does not grant Supplier an exclusive privilege or right to repair or replace any or all of the Product purchased under this Agreement. Company is afforded the right and is entitled to perform the repairs or Company may elect to contract with other third parties for the required repair or replacement services. If repairs are performed by Company or by a third party, either of which is not authorized by Supplier, then such repairs shall void the warranty on the Product.

59. TRAINING

        If requested by Company, Supplier will, without charge to Company:

    (a)
    Provide instructors and the reasonably necessary instructional material of Supplier's standard format to train Company's personnel in the installation, planning and practices, operation, maintenance and repair of Product furnished under this Agreement. These classes shall be conducted at reasonable intervals at locations agreed upon by Supplier and Company during the term of this Agreement.

    Or, at the option of Company,

    (b)
    Provide to Company training modules or manuals and any reasonably necessary assistance, covering those areas of interest outlined in (a) of this clause, reasonably sufficient in detail, format and quantity to allow Company to develop and conduct its own training program. If Company requests additional training services, Supplier will supply Company with a written quote of all charges applicable and request approval from Company prior to performing such services.

60. SEVERABILITY

        Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, that decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, however, that this Agreement shall be interpreted to carry out to the greatest extent possible the intent of the Parties and to provide to each Party substantially the same benefits as such Party would have received under this Agreement if such invalid part of this Agreement had been enforceable.

61. BANKRUPTCY/INSOLVENCY TERMINATION

        Either party may terminate this Agreement by notice in writing:

    (a)
    if the other party makes an assignment for the benefit of creditors (other than solely an assignment of moneys due); or

    (b)
    If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by which date the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps are necessary to assume or reject the Agreement by such date.

62. STRANDED INVENTORY

        In the event of a

    (i)
    complete or partial termination or rescheduling of an Order by Company; or

    (ii)
    change in Specifications or a Company-directed engineering change; or

    (iii)
    change in Forecast which results in a zero (0) projected requirements within the subsequent twelve (12) month period for any Product under the Agreement, the affected material (finished goods, work in progress, and raw material) will be considered "Stranded Inventory". Upon receipt of notice from Company of an event as defined in i, ii, or iii above, Supplier will immediately cease procurement of inventory for Product and notify Company of the existence of Stranded Inventory as soon as reasonably possible.

        Company's liability to Supplier for Stranded Inventory shall be governed by the PURCHASE T COMMITMENT AND MATERIAL LIABILITY clause of the Dock-to-Shop (DTS) Agreement (#WR71020211) for all Product, including those that may not included as part of the DTS Agreement.

63. SURVIVAL OF OBLIGATIONS

        The obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

64. TAXES, DUTIES, AND SOCIAL INSURANCE CONTRIBUTIONS

a)
Except as otherwise provided in this Agreement and Orders, all duties, taxes and social insurance contributions ("Taxes") arising out of or in connection with Supplier's performance of this Agreement will be paid by Supplier. The parties agree that the prices or rates stated herein include all such charges and that such prices or rates will not be changed hereafter as a result of Supplier's failure to include therein any applicable Taxes. Supplier shall indemnify and hold Company harmless from its failure to make payment of such Taxes.

b)
Company shall be responsible for all sales, value added ("VAT") or other similar types of transfer taxes (collectively, "Transfer Taxes") with respect to the prices paid for Products and/or Services and Company shall reimburse Supplier for any such Transfer Taxes paid by Supplier. Supplier will not charge an otherwise applicable Transfer Tax if the Product(s) and/or Service(s) pricing is exempt from Transfer Tax and Company furnishes to Supplier a valid exemption certificate. In particular regard to VATs or other similar taxes on turnover and related charges, Supplier will charge, and Company will pay, any particular VAT over and above the stated prices for Products.

  If Supplier is required by law to charge VAT, Supplier will ensure that its invoices are in the proper form to enable Company to claim input VAT deductions. If Supplier does not need to charge VAT, but Company is required by law to account for such VAT (for example, where a "reverse charge" procedure applies), Company accepts all responsibility and liability for accounting for the VAT properly.

c)
Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices or otherwise compensated pursuant to any other provisions of this Agreement.

d)
Supplier shall be responsible for all other Taxes. Supplier shall be solely liable for Taxes based on Supplier's net or gross income. Supplier shall indemnify and hold Company harmless for Supplier's failure to timely pay or withhold Taxes resulting from Supplier's performance under this Agreement.

65. SUPPLIER'S INFORMATION

        Supplier shall not provide under, or have provided in contemplation of, this Agreement any technical, business or other information, however conveyed, or any document, print, tape, disc, semiconductor memory or other information-conveying tangible article, unless Supplier has the right to do so. If Supplier has the right to do so and must furnish any such information to Company with restrictions, the disclosure, confidentiality and protection of such information shall be as defined in the Master Non-disclosure Agreement and the applicable subordinate disclosure agreement(s) to be agreed upon and executed by the parties within sixty (60) days of the execution of this Agreement. Until such time, the terms and conditions of the USE OF INFORMATION clause contained in the FS Agreement shall apply for any confidential information disclosed by Supplier.

66. USE OF INFORMATION

        Supplier shall view as Company's property any idea, data, program, technical, business or other information, however conveyed, and any document, print, tape, disc, semiconductor memory, or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by, Supplier under or in contemplation of this Agreement (Information). Such information shall be disclosed, protected and held confidential pursuant to the Master Non-disclosure Agreement and applicable subordinate disclosure agreement(s)to be agreed upon and executed by the parties within sixty (60) days of the execution of this Agreement. Until such time, the terms and condition of the USE OF INFORMATION clause contained in the FS Agreement shall apply for any confidential information disclosed by Company. Following Company's directions, Supplier shall at its own expense, destroy or surrender any article or copy of Information.

67.
ATTACHMENTS—The following Attachments are hereby made part of this Agreement:

    Attachment A—Products and Specifications
    Attachment B—Sample Calculations

68. ENTIRE AGREEMENT

        The provisions of this Agreement and orders issued under this Agreement supersede all prior and current oral and written communications, agreements, and understandings of the parties with respect to the subject matter of this Agreement and shall constitute the entire agreement between the parties. The Agreement shall not be modified or rescinded, except by a writing signed by both parties. Provisions on the reverse side of Company's orders and all provisions on Supplier's forms shall be deemed deleted. Estimates or forecasts furnished by Company shall not constitute commitment.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Lucent Technologies Inc.		Andrew Corporation
By:	/s/ JOE W. CARSON	By:	/s/ RALPH E. FAISON
Name:	JOE W. CARSON	Name:	RALPH E. FAISON
Title:	Vice President, Supply Chain Networks	Title:	President and Chief Executive Officer
Date:	April 3, 2003	Date:	April 3, 2003

Supply Agreement # WR71030001

Updated: 4/8/2003

Attachment A — Products and Specifications

Lucent Comcode	Description	Andrew Part Number	Availability Status	Lucent Specification	Current Price
108060526	44WA29 — TDMA Microcell	RF100002	Limited Availability	SRAD-1150/SRAD-1493 Systems Requirements Document for Cellular and PCS Multiple Carrier Linear Amplifiers for TDMA and CDMA MicroCells and CDMA Modular Cells, February 28, 1997	[ ]*
108677006	44WA39 — DBS 1900	RF100009	Limited Availability	SRAD-1458 Systems Requirements Document for Cellular and PCS CDMA Individual Channel Linear Amplfiers for MicroCells	[ ]*
108903345	ECJ2B — DBS 850	RF100010	Limited Availability	SRAD-1645 System Requirements Document for CDMA Flexent MicroMinicell Hardware Platform	[ ]*
109164657	44WA32B — P3 1900 uLAM +24V ARC	RF100000	General Availability	SRAD 1515, Issue 2.2, dated 10-14-99	[ ]*
109177295	44WA31B — P3 850 uLAM +24V ARC	RF100030	General Availability	SRAD 1515, Issue 2.2, dated 10-14-99	[ ]*
109177303	44WA37B — P3 850 uLAM-48V ARC	RF100031	General Availability	SRAD 1515, Issue 2.2, dated 10-14-99	[ ]*
407461649	60W PCS TDMA Transmit Unit	60WPCSTDMAS005	General Availability	KS 24211 Issue 2.0, June 2001	[ ]*
408663698	kLAM +24V I2C	RF100020	General Availability	KS 24638 with comments and waivers Issue 1.014, March 2002	[ ]*
408663706	kLAM -48V I2C	RF100076	General Availability	KS 24638 with comments and waivers Issue 1.014, March 2002	[ ]*
408671899	mLAM -48V I2C	RF100095	General Availability	KS 24646 with comments and waivers issue .04C, June 2002	[ ]*
408672376	mLAM +24V I2C	RF100097	General Availability	KS 24646 with comments and waivers issue .04C, June 2002	[ ]*
408673085	mLAM +24V ARC	RF100096	General Availability	KS 24646 with comments and waivers issue .04C, June 2002	[ ]*
408673093	mLAM -48V ARC	RF100064	General Availability	KS 24646 with comments and waivers issue .04C, June 2002	[ ]*
408682276	kLAM +24V ARC	RF100079	General Availability	KS 24638 with comments and waivers Issue 1.014, March 2002	[ ]*
408682284	kLAM -48V ARC	RF100080	General Availability	KS 24638 with comments and waivers Issue 1.014, March 2002	[ ]*
408755247	ECJ3 — DBS850	RF100094	General Availability	KS 24674 Issue 1.1	[ ]*
408735355	C1PAM +24V	RF 100058	Pre-GA	Prelim Spec KS 24667 Issue 0.02, July 26, 2002	[ ]*
408735363	C1PAM — 48V	RF 100059	Pre-GA	Prelim Spec KS 24667 Issue 0.02, July 26, 2002	[ ]*
408762268	C2PAM +24V	RF 100177	Pre-GA	Prelim Spec KS 24671 Issue 0.06, Jan 13, 2003	[ ]*
408762276	C2PAM — 48V	RF 100178	Pre-GA	Prelim Spec KS 24671 Issue 0.06, Jan 13, 2003	[ ]*

* Confidential portions omitted and filed separately with the Commission.

Supply Agreement # WR71030001

Updated: 4/8/2003

Attachment B—Sample Calculations

Scenarios		Result and Scenario Example
Andrew Supplies X% or more of Lucent Amplifier Supply During FY		No Penalties or $ Target Reductions Scenarios 2, 3, 7
Andrew Supplies less than X% of Lucent Amplfier Supply During FY	Andrew Fault -->	$ Target Reduction to Andrew Scenario 1
	Lucent Fault -->	Penalty or Rollover by Lucent Scenario 4
Andrew Supplies less than X% of Lucent Amplfier Supply During FY but would have equaled or exceeded X% if Lucent had not faulted	Lucent Fault -->	Penalty or Rollover by Lucent Scenario 6
Andrew Supplies less than X% of Lucent Amplfier Supply During FY and would not have equaled or exceeded X% if Lucent had not faulted	Andrew Fault -->	$ Target Reduction Scenario 5

X% represents the applicable Fiscal Year Percentage Target. For illustration purposes 80% is used in the examples included herein.

Supply Agreement # WR71030001

Updated: 4/8/2003

Attachment B—Sample Calculations

Scenario 1: Andrew Fails to Win Business — Reductions to Purchase Target

Products	% Sourced from Andrew	Total Amplifier Purchases (Base)	Andrew % of Base	Andrew No Bid	Non-Amplifier Spend	FY 2003 Target	FY 2004 Target
						[ ]*	[ ]*
Amplifier A	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier B	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier C	[ ]*			[ ]*		[ ]*
Amplifier D	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier E	[ ]*	[ ]*	[ ]*			[ ]*
Non-Amplifier Spend	[ ]*				[ ]*	[ ]*
Amplifier F	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier G	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier H	[ ]*	[ ]*	[ ]*			[ ]*
	FY Totals	[ ]*	[ ]*
Total Amplifier Spend Sourced from Andrew		[ ]*	Delta Spend with Andrew Delta between Spend and Target			[ ]* [ ]*

Amount had 80% been sourced from Andrew		[ ]*
Delta between Andrew Spend and 80%		[ ]*
% Reduction Calculation per Agreement		[ ]*
Net Target Reduction (80% of Delta)		[ ]*		Target Reduction		[ ]*

[				Change to FY04 Target			[ ]*

				FY 2004 Target Revised			[ ]*

]*

*
Confidential portions omitted and filed separately with the Commission.

Supply Agreement # WR71030001

Updated: 4/8/2003

        Attachment B—Sample Calculations

Scenario 2: Andrew Fails to Win Business—No Reductions to Purchase Target

Products	% Sourced from Andrew	Total Amplifier Purchases (Base)	Andrew % of Base	Andrew No Bid	Non-Amplifier Spend	FY 2003 Target	FY 2004 Target
						[ ]*	[ ]*
Amplifier A	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier B	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier C	[ ]*			[ ]*		[ ]*
Amplifier D	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier E	[ ]*	[ ]*	[ ]*			[ ]*
Non—Amplifiers	[ ]*				[ ]*	[ ]*
Amplifier F	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier G	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier H	[ ]*	[ ]*	[ ]*			[ ]*
	Totals	[ ]*	[ ]*
			Total Spend with Andrew			[ ]*
Total Amplifier Spend Sourced from Andrew		[ ]*		Delta between Spend and Target		[ ]*
				10% uplift on overspend		[ ]*

[			Change to FY04 Target				[ ]*

				FY 2004 Target Revised			[ ]*

]*

*
Confidential portions omitted and filed separately with the Commission.

Supply Agreement # WR71030001

Updated: 4/8/2003

        Attachment B—Sample Calculations

Scenario 3: Lucent Fails to Source 80% of Business — No Penalties

Products	% Sourced from Andrew	Total Amplifier Purchases (Base)	Andrew % of Base	Andrew No Bid	Non-Amplifier Spend	FY 2003 Target	FY 2004 Target
						[ ]*	[ ]*
Amplifier A	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier B	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier C	[ ]*			[ ]*		[ ]*
Amplifier D	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier E	[ ]*	[ ]*	[ ]*			[ ]*
Non—Amplifiers	[ ]*				[ ]*	[ ]*
Amplifier F	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier G	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier H	[ ]*	[ ]*	[ ]*			[ ]*
	Totals	[ ]*	[ ]*
			Total Spend with Andrew			[ ]*
Total Amplifier Spend Sourced from Andrew		[ ]*		Delta between Spend and Target		[ ]*
				10% uplift on overspend		[ ]*

[			Change to FY04 Target				[ ]*

				FY 2004 Target Revised			[ ]*
]*

*
Confidential portions omitted and filed separately with the Commission.

Supply Agreement # WR71030001

Updated: 4/8/2003

        Attachment B—Sample Calculations

Scenario 4: Lucent Fails to Source 80% of Business — Penalty

Products	% Sourced from Andrew	Total Amplifier Purchases (Base)	Andrew % of Base	Andrew No Bid	Non-Amplifier Spend	FY 2003 Target	FY 2004 Target
						[ ]*	[ ]*
Amplifier A	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier B	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier C	[ ]*			[ ]*		[ ]*
Amplifier D	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier E	[ ]*	[ ]*	[ ]*			[ ]*
Non—Amplifiers	[ ]*				[ ]*	[ ]*
Amplifier F	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier G	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier H	[ ]*	[ ]*	[ ]*			[ ]*
	Totals	[ ]*	[$ ]*
				Total Spend with Andrew		[ ]*
Total Sourced to Andrew		[ ]*		Delta between Spend and Target		[ ]*
				10% uplift on overspend		[ ]*

Amount had 80% been sourced from Andrew		[ ]*
Delta between Andrew Spend and 80% (Option 2)		[ ]*
% Penalty Payment per Agreement		[ ]*
Penalty Payment (Option 1)		[ ]*

	Option 1: Lucent chooses to pay penalty			Change to FY04 Target			[ ]*

				FY 2004 Target Revised			[ ]*

	Option 2: Lucent chooses to roll delta to FY04			Change to FY04 Target			[ ]*

				FY 2004 Target Revised			[ ]*

[			]

*
Confidential portions omitted and filed separately with the Commission.

Supply Agreement # WR71030001

Updated: 4/9/2003

Attachment B—Sample Calculations

Scenario 5: Andrew and Lucent Fail — Reduction to Purchase Target

Products	% Sourced from Andrew	Total Amplifier Purchases (Base)	Andrew % of Base	Andrew No Bid	Non-Amplifier Spend	FY 2003 Target	FY 2004 Target
						[ ]*	[ ]*
Amplifier A	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier B	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier C	[ ]*			[ ]*		[ ]*
Amplifier D	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier E	[ ]*	[ ]*	[ ]*			[ ]*
Non-Amplifiers	[ ]*				[ ]*	[ ]*
Amplifier F	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier G	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier H	[ ]*	[ ]*	[ ]*			[ ]*
	Totals	[ ]*	[ ]*
Total Sourced to Andrew		[ ]*	Total Spend with Andrew			[ ]*
Total Sourced with Andrew if LU had not failed		[ ]*	Delta between Spend and Target			[ ]*

80% of Base had Lucent not failed (reduced for LU fault)		[ ]*
Delta between Andrew Spend and 80%		[ ]*
% Reduction Calculation per Agreement		[ ]*
Net Target Reduction (80% of Delta)		[ ]*		Target Reduction		[ ]*

[				Change to FY04 Target			[ ]*

				FY 2004 Target Revised			[ ]*

]*

*
Confidential portions omitted and filed separately with the Commission.

Supply Agreement # WR71030001

Updated: 4/9/2003

Attachment B—Sample Calculations

Scenario 6: Andrew and Lucent Fail — Lucent Penalty

Products	% Sourced from Andrew	Total Amplifier Purchases (Base)	Andrew % of Base	Andrew No Bid	Non-Amplifier Spend	FY 2003 Target	FY 2004 Target
						[ ]*	[ ]*
Amplifier A	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier B	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier C	[ ]*			[ ]*		[ ]*
Amplifier D	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier E	[ ]*	[ ]*	[ ]*			[ ]*
Non-Amplifiers	[ ]*				[ ]*	[ ]*
Amplifier F	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier G	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier H	[ ]*	[ ]*	[ ]*			[ ]*
	Totals	[ ]*	[ ]*
Total Sourced with Andrew		[ ]*	Total Spend with Andrew			[ ]*
Total Sourced if Lucent had not failed		[ ]*	Delta between Spend and Target 10% uplift on overspend			[ ]* [ ]*

Amount had 80% been sourced from Andrew		[ ]*
Delta between Andrew Spend and 80% (Option 2)		[ ]*
% Penalty Payment per Agreement		[ ]*
Penalty Payment (Option 1)		[ ]*

Option 1: Lucent chooses to pay Penalty				Change to FY04 Target			[ ]*

				FY 2004 Target Revised			[ ]*

Option 2: Lucent chooses to roll delta to FY04				Change to FY04 Target			[ ]*

				FY 2004 Target Revised			[ ]*

[

]*

*
Confidential portions omitted and filed separately with the Commission.

Supply Agreement # WR71030001

Updated: 4/9/2003

Attachment B—Sample Calculations

Scenario 7: Andrew and Lucent Fail — No Penalty or Reduction to Purchase Target

Products	% Sourced from Andrew	Total Amplifier Purchases (Base)	Andrew % of Base	Andrew No Bid	Non-Amplifier Spend	FY 2003 Target	FY 2004 Target
						[ ]*	[ ]*
Amplifier A	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier B	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier C	[ ]*			[ ]*		[ ]*
Amplifier D	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier E	[ ]*	[ ]*	[ ]*			[ ]*
Non-Amplifiers	[ ]*				[ ]*	[ ]*
Amplifier F	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier G	[ ]*	[ ]*	[ ]*			[ ]*
Amplifier H	[ ]*	[ ]*	[ ]*			[ ]*
	Totals	[ ]*	[ ]*
Total Sourced with Andrew Total Sourced if Lucent had not failed		[ ]* [ ]*	Total Spend with Andrew Delta between Spend and Target 10% uplift on overspend			[ ]* [ ]* [ ]*

[				Change to FY04 Target			[ ]*

				FY 2004 Target Revised			[ ]*

]*

*
Confidential portions omitted and filed separately with the Commission.

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